U.S. SECURITIES AND EXCHANGE COMMISSION

Form 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Independent Film Development Corporation

(Name of Small Business Issuer in its charter)

Nevada	56-2676759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 N. Canon Drive Suite 420 Beverly Hills, CA	90210
(Address of principal executive offices)	Zip Code)

      (310) 275-0089

Issuer’s Telephone Number

Securities to be registered under Section 12(g) of the Act:

Title of each class	Name of each exchange on which
To be so registered	each such class is to be registered
___________________________________________	____________________________________________
NONE	NONE

Common Stock, $0.0001 par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, anon –accelerated filer, or a smaller reporting company.   See definitions of large accelerated filer, accelerated filer and smaller reporting company in Section 12b-2 of the Exchange Act.

Large accelerated filer___

Accelerated filer__

Non-accelerated filer__

Smaller reporting company __X__

Item 1.  BUSINESS

BUSINESS DEVELOPMENT

The Company was incorporated in Nevada on September 14, 2007.  The Company’s fiscal year end is September 30.  The Company has never been in bankruptcy, receivership or any similar proceeding.  The Company plans to file a Form N-54A, to be regulated as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act").  The Company intends to invest in companies with strong balance sheets, high profit margins, and solid management teams in place.  The Company intends to concentrate on portfolio companies which develop and produce and/or distribute independent films.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. The Company’s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions, competitive factors, such as pricing and marketing efforts, and the pace and success of product research and development. These and other factors may cause expectations to differ.

BUSINESS

The company is not limited to investing in the film industry, but has targeted it a growth industry in this economy.  Management believes that the motion picture business is a proven stalwart in both good and bad economic times. Despite the difficulties that other sectors of the economy have experienced after the events of 9/11, the U.S. theatrical box office receipts hit $8.41 billion in 2001, and have have leveled off in 2005 at $8.99 billion.

Given the capital intensive process of making films, management believes that the company may be able to target companies which have run into financial difficulties, provide management and production services and capital, and save these companies and their works in progress, while at the same time acquiring large equity positions.  Management also believes that there are opportunities to acquire securities in small distribution companies and associate them working together to increase share, and thus, the company’s net asset value.  Distribution is the largest revenue producing activity in the film industry.

Recent Acquisitions

IMPERIA ENTERTAINMENT, INC.

In November 2008, we acquired securities representing 70% of what will become our first portfolio company, Imperia Entertainment, Inc., whose securities are quoted on the Pink Sheets under the trading symbol, IMPN.  Imperia is a production company which has produced two feature films, and owns two television series and a library of television movies.

Imperia has adopted a new plan of operations, emphasizing three main areas of film production and finance; Co-financing, acquiring product in the development stage, and its own film production.  This, coupled with film distribution through our parent company’s new film distribution subsidiary, makes up the new revenue model for the Company.

CO-FINANCING

Co-financing, such as the project with World’s Greatest Dad, starring Robin Williams,  is a very lucrative and financially viable process for a new company. Co-financing is where a company such as Imperia goes out looking for films that are already financed at 50% or more, the optimal is about 75%This will afford Imperia the perfect opportunity to come in with the remaining funds and as co-financier/executive producer.

This is beneficial for several reasons, first we are "last in", meaning we have a shorter investment span then other investors and we will also negotiate to be first out. Many times a film has to start by a certain date due to actor availability, state incentives, or other time limits that force the film to make favorable deals so as to not lose the film.

The average co-financing deal usually works like this:

We would review the project and make sure it meets with our requirements of:

- Good Script

- A solid Director

- Actors of some prominence

We would also want the film to have some type of distribution already in place from foreign, domestic or both.  If the project meets with our project requirements we would partner with the production and bring in the remaining cash.

For our investment we would expect the following:

On average somewhere around a 110% to a 130% return on our investment. Once Imperia and all other investors have re-couped, then all additional income from the film would be split on a percentage basis based on the amount of the individual investor’s original investment.  In addition, Imperia would receive a presentation credit in the opening titles and normally one or two executive producer credits. This not only builds Imperia’s brand name nationally and internationally it also helps us gain the respect of our peers in the industry. Imperia will constantly be on the lookout for these types of co-financing projects.

ACQUIRE AND DEVELOP ORIGINAL PRODUCT IN DEVELOPMENT STAGE

Acquiring original product is all about finding projects at an early stage, usually with a finished script and possibly a director, producer or actor attached, or some amount of equity, usually in the range of 10% to 25%.

 The requirements are very similar to all of our production strategies:

1.     Well written salable script with a genre that is on the wave of coming into popularity.

2.     Salable actors attached or interested.

3.     Director of some prominence (actor directors for example).

4.     Projects that have some hard money attached.

5.     Projects that have some form of distribution (rarely found at this stage).

6.     Projects that have some studio interest (rarely found at this stage).

Acquisitions are a bit of a numbers game, but this is helped with a fair amount of market research and knowledge that will minimize our outgoing risks. Imperia will seek out projects that have many of the bullet points listed above, we will then “option” the projects for a period of one to three years for as little money as possible, sometimes without any cash up front at all.

Imperia will then set about developing the project to get it to the point of funding. This will include script re-writes, attaching actors etc. We will also use any director or producer already attached to the film to help with the work thus enabling Imperia to have several projects developing at once while not straining our resources; we have the individual filmmakers do the lion’s share of the work while we supervise and advise.

If the project gets to a point where we think it is strong enough, we will attempt to procure financing through traditional film financing sources such as foreign and domestic deals. If we think the individual project is strong enough, we can try to raise a portion or all of the money ourselves through private investors.

 If we are unsuccessful at any stage of the game we can stop devoting resources to the project and allow its option to simply expire.

With this strategy Imperia only harvests the best and strongest projects to proceed forward into production.  The pluses to acquisitions at the development stage are, we able to guide the development process along, gearing it for success, steering the important decisions such as cast, director etc in a direction that will help make a more successful and profitable film. In addition we will be able to gauge the viability of the project with a small investment and will not risk big dollars, resources, and time before we can establish if the film is marketable or not.

The negatives are simply that we will spend small amounts of cash developing projects, some of which we will not bring to fruition, and so those projects will be a loss, but the films we do move forward on will be much more assured of financial success.

FILM DISTRIBUTION

Film Distribution is a very complex system. Depending on the products' genre and the audience the company wants to reach, this will determine which strategy needs to be implemented.  Imperia has three strategies depending on the project;

1. Direct to Video (Home Video), Domestic and Foreign

2. Limited Theatrical, then Video, Domestic and Foreign

3. World Wide Theatrical then Video, Domestic and Foreign

All of these, involve the company making a licensing agreement with a distribution company. We at Imperia strive to make strategic relationships with the best companies here in the United States and internationally. We do this by fostering relationships at various festivals and film markets like MIPTV, Mifed, AFM and Cannes Market.

Direct to Video (Home Video) -  this will be used to create equity by selling the licenses for our current back catalogue for home video market.

We will find a DVD label that is compatible with our vision for this title. They will make a good transfer and only use the best quality for production in the creation of the DVD.

The DVD label will do a cross-market promotion of Imperia and the title, via press releases, PR and various other media on the release of the DVD, and then reviews after the title is released.

Imperia's name and branding will be shared with the DVD company on the DVD packaging.  Imperia will negotiate a good licensing fee with profits paid out every three months.

Direct to video will also be a possible route for some of Imperia’s smaller budget films that don’t meet to the standards of theatrical but are made with a small enough budget have a smaller overhead and so would be fine with a direct to video release.

Limited Theatrical

This is a plan that we may use on "Never Submit," a film currently in development.

•

3 to 4 months, of festival support to garner hype and awards in various film festivals, both domestically and internationally

•

We will then carry this hype and PR on to one of the major film markets where we will acquire a distribution deal with a sales company or a studio (if a deal is not already in place). In the deal we will attempt to procure a limited theatrical release based on the success and exposure of the film at the markets and festivals.

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After the limited theatrical run we will sell the rights to both foreign and domestic for DVD rights, via the direct-to-video plan mentioned in our first strategy.

Full Theatrical

This is where we would sell all rights to a studio or mini major, they in turn would handle all distribution and advertisement for both theatrical and home video markets.

FILM PRODUCTION STRATEGY

 From this time forward Imperia will be very selective about which films it produces “in house” (meaning films that we finance the majority of and that we physically produce). We will have very strict guidelines on what films we take on as our “in house” productions.

For the next 12 to 24 months Imperia will only focus on our “in house” productions in the range of $1 to $5 million. Next, the script will have to meet our list of requirements. Obviously the script has to be well written with a good subject matter. It will need characters that will attract high end actors. Remember, outside of the director, this is the only other way to get A list actors for below their quotes. It will also be necessary to search out scripts that have a popular current genre appeal. It is important to make sure we get a script that is written in a genre that is on the surge up and not at its tail end. This will all be done with market research.

The second issue will be “attachments.”  Getting a good director is the first and one of the most important steps in making a successful film, this in turn helps with the next step, actors. The director will work with Imperia to help us attach our leads.

When the company goes into production we will personally oversee all levels of the production from a creative and business standpoint. Even with a good cast, script, director and distribution deal, there is still the matter of making a good movie on time and on budget. We will continue to make sound production choices, not spending frivolously and making prudent decisions that lead to savings without sacrificing production. For example, films under five million can many times be made without a full union crew. That alone is a savings of hundreds of thousands of dollars. Where we shoot the film is also important, many countries and now many individual states offer “film incentives” to shoot in their country or state. The potential can be huge, sometimes up to 25% of your total production costs or more. These are just a few big examples but there are literally hundreds of decisions to be made that will affect the overall budget. A seasoned filmmaker/producer can come up with creative choices that give production value and keep the film on budget while not diminishing the creative content.

If we are successful we will make a four million dollar film look like twenty million, This increases our chance of the “big hit” scenario. Even if we don't get the “big hit”, we will still make a profit and add a film to our library that will continue to generate money for the company indefinitely.

During the next twelve months, Imperia  plans to satisfy its cash requirements by its revenues from film distribution revenue.  Management believes that, if this offering is successful, Imperia  will be able to generate revenue and become profitable from advertising sales and film distribution and achieve liquidity within the next six months. Imperia anticipates that development costs for its programming will cost at least $4,500,000 during the next twelve months.  Imperia  has no current material commitments. Imperia has generated minimal revenue since its inception.

Management of Imperia

The current executive officers, key employees and directors of Imperia are as follows:

Name	Position
Jeff Ritchie	CEO, Chairman
George Ivakhnik	Vice President/ Capital Markets

Jeff Ritchie.  Jeff Ritchie began his film career in post-production by using advancements in computer technology to create a cost-effective computer graphics company with such clients as Disney and CBS.   Having a lifelong passion for filmmaking, Ritchie sold his company and started working in film production. Ritchie worked for various studios, completing over 15 films, during that time Ritchie quickly rose up the ranks of feature film producer, and has produced over a dozen feature films, written three produced scripts and produced numerous commercials all in the last eight years.  Ritchie has experience in managing private production companies, working for such production companies such as Crystal Sky Communications (Ghost Rider,

Baby Genuises), Roger Corman’s New Horizon (The Haunting of Hell House), and has become a mainstay in the film industry and has developed solid relationships with studios and mini majors along with working relationships with production companies, sales distribution companies and with management and talent agencies.  Ritchie’s film credits include 'SOULKEEPER'  a film made on a very modest budget, which premiered on the sci-fi channel in 2001 and scored in the top non-theatrical sales week after week at video stores.  He produced and wrote 'COOKERS' a hardcore, gritty drug/horror story that has made the rounds at many film festivals including Milan Film Festival where it won Best Film, Best Cinematography, Best Editing and Best Music. It also won best film and best script at Screamfest and has garnered awards at many other film festivals around the world. Cookers also enjoyed a small but successful theatrical release.   Ritchie wrote and produced 'AMERICAN CRIME', a psychological thriller which stars Rachel Leigh Cook, Kip Pardue, Annabella Sciorra and Carey Elwes. He followed it with the release of the heartwarming romantic Comedy 'MR. FIXIT' starring David Boreanaz, both films had overseas theatrical releases and garnered high sales domestically.

George Ivakhnik. George Ivakhnik is the current Vice President of the Capital Markets Division of Imperia since September 2007.  He previously served as the founder and Chief Executive Officer for Financial Innovations, which developed incentive approaches to traditional mortgage financings.  He previously served as CEO of a commercial REIT and performed capital formation functions for an international real estate development company.  Mr. Ivakhnik has worked for years on independent capital acquisitions for U.S. based real estate, technology and de novo bank institutions, locating both equity for acquisitions, and as an independent financial planner, advising on everything from real estate to portfolio asset allocations.  He has also provided financial engineering services to nonprofit organizations, such as the World Center for Russian Jewry on funding and capital structures.  Mr. Ivakhnik attended Community College of Denver and Metropolitan State University, studying finance, capital markets and economics.  He holds a Series 7 and 66 Securities License.

Employees

We currently employ three persons, all management.  The Company may require additional employees in the future. There is intense competition for capable, experienced personnel and there is no assurance the Company will be able to obtain new qualified employees when required.

The Company believes its relations with its employees are good.

Patents

The Company holds no patents for its products.

Government Regulation

Aside from the provisions of the Investment Company Act of 1940 and its regulations promulgated by the Securities and Exchange Commission, summarized in our plan of operations, government approval is not necessary for the Company’s business and government regulations have a negligible effect on its business.

Competition

We compete with other companies which have greater financial resources and experience than us. Our competitors include other, larger entities, which have substantially greater financial and other resources than us.

Item 1A.  RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We Will Need to Raise  Capital to Finance Operations

Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a  combination of borrowings and from the sale of common stock to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

There is Substantial Doubt About Our Ability to Continue as a Going Concern, which Means that We May Not Be Able to Continue Operations Unless We Obtain Additional Funding

The report of our independent accountants on our December 31, 2007 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Common Stock May Be Affected By Limited Trading Volume and May Fluctuate Significantly

Prior to this offering, there has been no market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

We Could Fail to Retain or Attract Key Personnel

Our future success depends, in significant part, on the continued services of Kenneth Eade. We cannot assure you that we would be able to find an appropriate replacement for key personnel.

Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan. We do not presently maintain key-man life insurance policies on any of our management.

Nevada Law and Our Charter May Inhibit a Takeover of Our Company That Stockholders May Consider Favorable

Provisions of Nevada law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

Our Officers and Directors Have the Ability to Exercise Significant Influence Over Matters Submitted for Stockholder Approval and Their Interests May Differ From Other Stockholders

Our executive officers and directors, whether acting alone or together, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these executive officers and directors may differ from the interests of the other stockholders.

RISKS RELATED TO OUR OPERATION AS A BUSINESS DEVELOPMENT COMPANY

We May Change Our Investment Policies Without Further Shareholder Approval.

Although we are limited by the Investment Company Act of 1940 with respect to the percentage of our assets that must be invested in qualified investment companies, we are not limited with respect to the minimum standard that any investment must satisfy, nor the industries in which those investments must operate. We may make investments without shareholder approval and such investments may deviate significantly from our historic operations. Any change in our investment policy or selection of investments could adversely affect our stock price, liquidity, and the ability of our shareholders to sell their stock.

Our Investments May Not Generate Sufficient Income to Cover Our Operations

We intend to make investments into qualified companies that will provide the greatest overall return on our investment. However, certain of those investments may fail, in which case we will not receive any return on our investment. In addition, our investments may not generate income, either in the immediate future, or at all. As a result, we may have to sell additional stock, or borrow money, to cover our operating expenses. The effect of such actions could cause our stock price to decline or, if we are not successful in raising additional capital, we could cease to continue as a going concern.

Item 2.  FINANCIAL INFORMATION

PLAN OF OPERATIONS

The Company plans to file a Form N-54A, to be regulated as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act").  The Company intends to invest in companies with historically profitable results, strong balance sheets, high profit margins, and solid management teams in place.  The Company will seek to leverage the combined talents of an experienced management team to invest in those types of companies and to enhance shareholder value.

A business development company is defined and regulated by the 1940 Act. A business development company must be organized in the United States for the purpose of investing in or lending primarily to private companies and making managerial assistance available to them. A business development company may use capital provided by public shareholders and from other sources to invest in long-term, private investments in businesses. A business development company provides shareholders the ability to retain the liquidity of a publicly traded stock, while sharing in the possible benefits, if any, of investing primarily in privately owned companies.

As a business development company, the Company may not acquire any asset other than “qualifying assets", unless, at the time we make the acquisition, the value of our qualifying assets represents at least 70% of the value of our total assets.

The principal categories of qualifying assets relevant to our business are:

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Securities purchased in transactions not involving any public offering, the Company of which is an eligible portfolio company;

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Securities received in exchange for or distributed with respect to securities described in the bullet above or pursuant to the exercise of options, warrants or rights relating to such securities; and

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Cash, cash items, government securities or high quality debt securities (within the meaning of the 1940 Act), maturing in one year or less from the time of investment. An eligible portfolio company is generally a domestic company that is not an investment company (other than a small business investment company wholly owned by a business development company); and

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Does not have a class of securities registered on an exchange or a class of securities with respect to which a broker may extend margin credit; or

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Is actively controlled by the business development company and has an affiliate of a business development company on its board of directors.

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Is actively controlled by the business development company and has an affiliate of a business development company on its board of directors.

To include certain securities described above as qualifying assets for the purpose of the 70% test, a business development company must make available to the Company of those securities significant managerial assistance such as providing significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company or making loans to a portfolio company.  The Company offers to provide managerial assistance to each of its portfolio companies.

As a business development company, the Company is entitled to issue senior securities in the form of stock or senior securities representing indebtedness, including debt securities and preferred stock, as long as each class of senior security has asset coverage of at least 200% immediately after each such issuance.  See "Risk Factors."

The Company may be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our board of directors who are not interested persons and, in some cases, prior approval by the Securities and Exchange Commission ("SEC").

As a business development company, the Company's primary goal is to increase its net assets by investing in private development stage or start-up companies that possess or will likely identify emerging and established technologies and markets for those technologies. These private businesses are thinly capitalized, unproven, small companies that lack management depth, are dependent on new, commercially unproven technologies and have no history of operations. It is the goal of the Company to assemble a diverse portfolio of companies, which will leverage the combined talents of an experienced management team to incubate these companies and seek to enhance shareholder value.  As a result, the Company will focus on making equity and not debt investments.

The Company will likely be periodically examined by the SEC for compliance with the 1940 Act. As with other companies regulated by the 1940 Act, a business development company must adhere to certain substantive regulatory requirements.  A majority of our directors must be persons who are not interested persons, as that term is defined in the 1940 Act.  Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.  Furthermore, as a business development company, the Company is prohibited from protecting any director or officer against any liability to the Company or our shareholders arising from willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

The Company must maintain a code of ethics that establishes procedures for personal investment and restricts certain transactions by our personnel.  The Company's code of ethics generally does not permit investment by our employees in securities that may be purchased or held by us.  As a business development company under the 1940 Act, we are entitled to provide loans to our employees in connection with the exercise of options. However, as a result of provisions of the Sarbanes-Oxley Act of 2002, the Company is prohibited from making new loans to, or materially modifying existing loans with, its executive officers in the future.

The Company may not change the nature of its business so as to cease to be, or withdraw our election as, a business development company unless authorized by vote of a "majority of the outstanding voting securities," as defined in the 1940 Act, of our shares. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company's shares present at a meeting if more than 50% of the outstanding shares of such company are present and represented by proxy or (ii) more than 50% of the outstanding shares of such company. Since the Company made its business development company election, it has not made any substantial change in the nature of its business.

The Company intends to fund new investments using cash, through the issuance of its common stock, the reinvestment of previously accrued interest and dividends in debt or equity securities, or the current reinvestment of interest and dividend income through the receipt of a debt or equity security (payment-in-kind income).  From time to time, the Company may also opt to reinvest accrued interest receivable in a new debt or equity.

(a)  Valuation Methodology.

The Company will determine the value of each investment in our portfolio on a quarterly basis, and changes in value result in unrealized gains or losses being recognized.  Fair value is defined in Section 2(a)(41) of the 1940 Act as (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is as determined in good faith by the board of directors. Since there is typically no readily ascertainable market value for the investments in our portfolio, we value substantially all of our portfolio investments at fair value as determined in good faith by the board of directors pursuant to a valuation policy and a consistently applied valuation process.  Because of the inherent uncertainty of determining the fair value of investments that do not have a readily ascertainable market value, the fair value of our investments determined in good faith by the board of directors may differ  significantly from the values that would have been used had a ready market existed for the investments, and the differences could be material.

There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

The Company's investment in Portfolio Companies will be carried at cost (which approximates fair value) as this investment represents a continuation of the Company's former business prior to its election as a BDC, and is under common control at date of transfer.

Unlike banks, the Company is not permitted to provide a general reserve for anticipated loan losses. Instead, the Company is required to specifically value each individual investment on a quarterly basis.  The Company will record unrealized depreciation on investments when it believes that an investment has become impaired. Conversely, the Company will record unrealized appreciation if it believes that the underlying portfolio company has appreciated in value and, therefore, our equity security has also appreciated in value.

As a business development company, the Company will invest in liquid and illiquid securities, including debt and equity securities primarily of private companies.  Our investments will generally be subject to restrictions on resale and generally have no established trading market. Because of the type of investments that the Company makes and will make, and the nature of its business, its valuation process requires an analysis of various factors.  Our fair value methodology includes the examination of, among other things, the underlying investment performance, financial condition, and market changing events that impact valuation.

The Company has historically experienced operating losses and negative cash flow.  The Company expects that these operating losses and negative cash flows may continue through additional periods.  In addition, the Portfolio Company only has a limited record of revenue- producing operations and there is only a limited operating history upon which to base an assumption that it will be able to achieve its business plans.

During the next twelve months, the Company plans to satisfy its cash requirements by additional equity financing. The Company has no current material commitments. The Company intends to undertake private placements of its common stock in order to raise future development and operating capital. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its stock and equity offerings of private companies it may invest in.  There can be no assurance that the Company will be successful in raising the capital it requires through the sale of its common stock.  The Company does not anticipate any product research and development in the next twelve months.

The Company has no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Item 3.  PROPERTIES

The Company’s properties are limited at the present time to its offices in Beverly Hills, California.  The Company considers its existing facilities to be adequate for its current needs.

The Company’s policies on investments are determined in the sole discretion of the Company’s board of directors, without the need for a vote of security holders.  The Company’s policy is to acquire assets primarily for income and operations.  There are no current limitations on the percentage of assets that the Company may invest in any one investment.

Item 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common stock as of March 31, 2008, by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Independent Film Development Corp., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name	Number of Shares	Percentage
Kenneth Eade 190 N Canon Drive Suite 420 Beverly Hills, CA 90210	6,000,000	73.17%

George Ivakhnik 190 N Canon Drive Suite 420 Beverly Hills, CA 90210	1,000,000	12.2%

Jeff Ritchie 190 N Canon Drive Suite 420 Beverly Hills, CA 90210	1,000,000	12.2%
Officers and Directors as a Group	8,000,000	97.57%

Item 5. DIRECTORS AND EXECUTIVE OFFICERS

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected.  The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of the Company are as follows:

Name	Age	Position
Jeff Ritchie	47	CEO/Director
Kenneth G. Eade	49	Secretary/Director
George Ivakhnik	29	CFO/Director

Jeff Ritchie.  Jeff Ritchie began his film career in post-production by using advancements in computer technology to create a cost-effective computer graphics company with such clients as Disney and CBS.  Having a lifelong passion for filmmaking, Ritchie sold his company and started working in film production. Ritchie worked for various studios, completing over 15 films, during that time Ritchie quickly rose up the ranks of feature film producer, and has produced over a dozen feature films, written three produced scripts and produced numerous commercials all in the last eight years.  Ritchie has experience in managing private production companies, working for such production companies such as Crystal Sky Communications (Ghost Rider, Baby Genuises), Roger Corman’s New Horizon (The Haunting of Hell House), and has become a mainstay in the film industry and has developed solid relationships with studios and mini majors along with working relationships with production companies, sales distribution companies and with management and talent agencies.  Ritchie’s film credits include 'SOULKEEPER'  a film made on a very modest budget, which premiered on the sci-fi channel in 2001 and scored in the top non-theatrical sales week after week at video stores.  He produced and wrote 'COOKERS' a hardcore, gritty drug/horror story that has made the rounds at many film festivals including Milan Film Festival where it won Best Film, Best Cinematography, Best Editing and Best Music. It also won best film and best script at Screamfest and has garnered awards at many other film festivals around the world. Cookers also enjoyed a small but successful theatrical release.   Ritchie wrote and produced 'AMERICAN CRIME', a psychological thriller which stars Rachel Leigh Cook, Kip Pardue, Annabella Sciorra and Carey Elwes. He followed it with the release of the heartwarming romantic Comedy 'MR. FIXIT' starring David Boreanz.  Both films had overseas theatrical releases and garnered high sales domestically.

Kenneth G. Eade.  Mr. Eade is the current Chief Executive Officer, Secretary and Director of the Company, since inception.  He has served as the Chairman of Imperia Entertainment, Inc., from  July 2005 through December 2007, and served as its CEO from March 2007 through December 2007.  From February 2007 through September 2007, he served as the President of Muller Media, Inc.  From October 5, 2003 through June 2005, he served as President of Muller Media, Inc..  From 1998 to the present time, he has been engaged in the practice of corporate and securities law, doing public and private offerings, SEC filings, blue sky state filings, mergers and acquisitions, and helping small to medium sized development stage companies to obtain quotations of their securities on recognized quotation mediums.  From 1987 through 1998, he was engaged in the practice of general law, emphasizing corporate and securities law.  He is a member of the California Bar, and the federal District Court for the Central District of California.  He holds a Juris Doctor in Law from Southwestern University School of Law, and a B.A. in Liberal Studies from California State University, Northridge.

George Ivakhnik.  George Ivakhnik is the current Vice President and Treasurer of the Company, since December 31, 2007.  Since September 2007 he has also acted as the Vice President of the Capital Markets Division of Imperia Entertainment, Inc.  He previously served as the founder and Chief Executive Officer for Financial Innovations, which developed incentive approaches to traditional mortgage financings.  He previously served as CEO of a commercial REIT and performed capital formation functions for an international real estate development company.  Mr. Ivakhnik has worked for years on independent capital acquisitions for U.S. based real estate, technology and de novo bank institutions, locating both equity for acquisitions, and as an independent financial planner, advising on everything from real estate to portfolio asset allocations.  He has also provided financial engineering services to nonprofit organizations, such as the World Center for Russian Jewry on funding and capital structures.  Mr. Ivakhnik attended Community College of Denver and Metropolitan State University, studying finance, capital markets and economics.  He holds a Series 7 and 66 Securities License.

Item 6.  EXECUTIVE COMPENSATION

The following table provides information as to cash compensation of all officers of the Company, for each of the Company’s last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kenneth Eade, Secretary	2007	$0	$0	$0	$0	$0	$0	$0
George Ivakhnik, V.P. Treasurer	2007	$0	$0	$0	$0	$0	$0	$0

The following table provides information concerning the compensation of the directors of the Company for the past fiscal year:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Kenneth Eade	$0	$0	$0	$0	$0	$0	$0
Jeff Ritchie	$0	$0	$0	$0	$0	$0	$0

EMPLOYMENT AGREEMENTS

The Company has not entered into any employment agreements with any of its employees, and employment arrangements are all at the discretion of the company’s board of directors.

Item 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 24, 2007, 5,000,000 shares of common stock were issued to officer and director Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2007., 1,000,000 shares of common stock were issued to officer and director Kenneth Eade, in exchange for preferred stock of Imperia Entertainment, Inc., pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2007,  1,000,000 shares of common stock were issued to officer and director George Ivakhnik, in exchange for preferred stock of Imperia Entertainment, Inc., pursuant to Section 4(2) of the Securities Act of 1933.

On March 18, 2008, 1,000,000 shares of common stock were issued to officer and director Jeff Ritchie in exchange for 50% of the membership interests of Mainline Films, LLC, pursuant to Section 4(2) of the Securities Act of 1933.

Item 8.  LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or to which the property interests of the Company is subject.

Item 9.   MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company's common stock is not listed or quoted at the present time, and there is no present public market for the Company's common stock. The Company intends to apply for a listing on the American Exchange, if it meets the requirements.  Alternatively, it will seek a listing on the OTCQX Premium Tier or a quotation on the NASDAQ over-the-counter bulletin board, but there can be no assurance that the Company's stock will be so listed or quoted.

Dividends

The Company has not paid any cash dividends since its inception and does not contemplate paying any in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of the Company's business.

PENNY STOCK STATUS

If and when the Company develops a market for its common stock, it will be a  "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and

Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a  written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. The imposition of these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for the company's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is American Stock Registrar and Transfer Co., Salt Lake City, Utah.

Item 10. RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by Independent Film Development Corp. within the past three years and were not registered under the Securities Act.

On September 24, 2007, 5,000,000 shares of common stock were issued to Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2007, 1,000,000 shares of common stock were issued to officer and director Kenneth Eade, in exchange for preferred stock of Imperia Entertainment, Inc., pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2007, 1,000,000 shares of common stock were issued to officer George Ivakhnik, in exchange for preferred stock of Imperia Entertainment, Inc., pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2007, 200,000 shares of common stock were issued to Gregory Allen Webb, and 200,000 shares to Jeffrey Volpe, in exchange for preferred stock in Imperia Entertainment, Inc., pursuant to Section 4(2) of the Securities Act of 1933.

On March 18, 2008, 1,000,000 shares of common stock were issued to officer and director Jeff Ritchie in exchange for 50% of the membership interests in Mainline films, LLC, a limited liability company with three films in development, pursuant to Section 4(2) of the Securities Act of 1933.

Item 11.  DESCRIPTION OF SECURITIES TO BE REGISTERED

Preferred stock

Holders of Preferred stock are entitled to the rights conferred upon the stock by the directors, pursuant to a Certificate of Designation filed with the Secretary of State of Nevada.  As of now, no Certificate of Designation has been filed.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of Imperia =s directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon  liquidation.

As of February 29, 2007, there were 8,200,000 shares of common stock outstanding and 0 shares of preferred shares outstanding, 1 million preferred shares authorized and 500 million common shares authorized.  As of that date, there were four shareholders of record.

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Statutes

NRS 78.751 provides that the Company may provide in its articles of incorporation, by laws or by agreement, to indemnify the Company's officers and directors and affects their liability in that capacity, for any and all costs incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the statute:

(a) Does not exclude  any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.                  24

ARTICLES OF INCORPORATION AND BY-LAWS

The Company's Articles of Incorporation, provides that the Company shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.

It is the position of the Securities and Exchange Commission that the indemnification of officers and directors is against public policy.

Item 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

This information appears under Item 15 and is incorporated by reference herein.

Item 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) The following financial statements are filed as part of this Registration statement:

 Report of Independent Registered Certified Public  Accountant

 Financial Statements

 Balance Sheet

 Statement of Operations

 Statement of Stockholders’ Equity

 Statement of Cash Flows

 Notes to Financial Statements

(b) The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation
3.4	By-Laws
4.1	Form of Common stock Certificate
5.1	Opinion of Kenneth G. Eade, Attorney at Law (including consent)
6.1	Specimen of Stock Certificate
23.1	Consent of Independent Accountant
23.2	Consent of Kenneth G. Eade (Filed as part of Exhibit 5.1).

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholder of

Independent Film Development Corporation

We have audited the accompanying balance sheet of Independent Film Development Corporation (a Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from September 14, 2007 (inception) to December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company's internal control over its financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as  evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Independent Film Development Corporation as of December 31, 2007, and the results of its operations and cash flows for the period September 14, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 2 to the financial statements  the Company has not generated any significant revenue during the period September 14, 2007 (inception) through December 31, 2007 and has funded its operations primarily through the issuance of equity.  This matter raises substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows through the issuance of additional debt or equity financing to meet its obligations and sustain its operations.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC

     Gruber & Company, LLC

     Lake Saint Louis, Missouri

     January 25, 2008

Independent Film Development Corporation (a Development Stage Company) Balance Sheet
	December 31, 2007	September 30, 2007
ASSETS
Current Assets

Cash in bank	$3,999	$500

Securities Imperia Entertainment 240,000 preferred shares, each convertible to 100,000 common shares	50,000	--

Total Current Assets	53,999	500

TOTAL ASSETS	53,999	500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Loans payable to interested party	4,980	--

Total Liabilities	4,980	--

Equity

Common stocks , $.0001 par value
Authorized shares; 500,000,000
Issued and outstanding shares; 7,400,000 and
5,000,000 at December 31, 2007 and September 30, 2007	740	500
Preferred Stock, .0001 par value	--	--
Paid in capital	49,760	--
Retained earnings	(1,481)	--

Total Stockholders’ Equity (Deficit)	49,019	500

TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY (DEFICIT)	53,999	500

See accompanying notes to financial statements

Independent Film Development Corporation (a Development Stage Company) Statement of Operations

		For the period
		Sept. 14, 2007
		(inception)
	Three months ended December 31, 2007	December 31, 2007

Income	$ --	$ --

Total Income	--	--

Operating Expenses
General and Administrative	1,481	1,481

Total Expenses	1,481	1,481

Net loss	$ (1,481)	$ (1,481)

See accompanying notes to financial statements

Independent Film Development Corporation (a Development Stage Company) Statement of Cash Flows

		For the period
		Sept. 14, 2007
	Three months ended	(inception)
	September 30, 2007	December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Cash from operating activities
Net loss	$ (1,481)	$ (1,481)

Total cash used in operating activities	(1,481)	(1,481)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash from investing activities
Proceeds from sale of common stock	--	500
Advances from related parties	4,980	4,980

Total cash from investing activities	4,980	5,480

INCREASE (DECREASE) IN CASH	3,499	3,499
BEGINNING CASH	500	--

See accompanying notes to financial statements

Independent Film Development Corporation (a Development Stage Company) Statement of Stockholder's Equity

	Number			Deficit
	of	Common		Accumulated
	Shares	Stock at	Paid in	During
	Outstanding	Par Value	Capital	Development	Total

Beginning balance	0--	$ --	$ --	$ --	$ --

Stocks issued for cash	5,000,000	500			500

Balance Sept. 30, 2007	5,000,000	500	--	--	500

Stocks issued for
Imperia Entertainment, Inc.	2,400,000	240	49,760		50,000

Loss three months ended
December 31, 2007				(1,481)	(1,481)

Balance Dec. 31, 2007	7,400,000	$ 740	$49,760	$ (1,481)	$(49,019)

See accompanying notes to financial statements

Independent Film Development Corporation

(a Development Stage Company)

Notes to Financial Statements

December 31, 2007

NOTE 1: HISTORY OF OPERATIONS

Business Activity.

Independent Film Development Corporation was incorporated on September 14, 2007 in the State of Nevada.  The Company intends to file an election to operate as a Business Development Company (“BDC”) under Section 54(a) of the Investment Company Act of 1940 (“1940 Act”).

The Company is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Going Concern.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated any significant revenue during the period September 14, 2007 (inception) thorough December 31, 2007 and has funded its operations primarily through the issuance of equity. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Accordingly, the Company’s ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional debt or equity financing.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

Management intends to raise financing through private equity financing or other means and interests that it deems necessary.

The Company, as described above, is in the business of investing in operations of other companies. There can be no assurance that the Company will be successful in its endeavor.

Basis of Presentation.

The Company intends to file an election to become a Business Development Company (“BDC”).

Under the rules governing a BDC, the Company does not consolidate the results of its portfolio companies but assigns a fair market value as determined by the board of directors to these operations. The results of the portfolio companies are not included in the statements of the Company and are carried only as an investment on the balance sheet of the Company.

Cash Equivalents.

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Stock Based Compensation.

The Company intends to file an election to become a Business Development Company which is not allowed to issue stock as compensation.

Estimates.

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments.

The carrying amounts for the Company’s cash, accounts payable, accrued liabilities and current portion of long term debt approximate fair value due to the short-term maturity of these instruments.

Concentration of Credit Risk.

The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.  The Company will extend credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

Advertising Costs

Advertising costs are expensed as incurred. There were no advertising expenses for the period September 14, 2007 (inception) through December 31, 2007.

32

Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the  weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2007, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

Segment Reporting

Based on the Company's integration and management strategies, the Company operates in a single business segment. For the period September 14, 2007 (inception) through December 31, 2007, the Company had no revenue.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has  been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Valuation of Investments.

As required by the Securities and Exchange Commission’s Accounting Series Release (“ASR”) 118, the investment committee of the Company is required to assign a fair value to all investments. To comply with Section 2(a)(41) of the 1940 Act and Rule 2a-4 thereunder, it is incumbent upon the board of directors to satisfy themselves that all appropriate factors relevant to the value of securities for which market quotations are not readily available have been considered and to determine the method of arriving at the fair value of each such security. To the extent considered necessary, the board may appoint persons to assist them in the determination of such value, and to make the actual calculations pursuant to the board’s direction. The board must also, consistent with this responsibility, continuously review the appropriateness of the methods used in valuing each issue of security in the Company’s portfolio. The directors must recognize their responsibilities in this matter and whenever technical assistance is requested from individuals who are not directors, the findings of such intervals must be carefully reviewed by the directors in order to satisfy themselves that the resulting valuations are fair.

NOTE 4: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the benefit of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 become effective as of the beginning of our 2008 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that FIN 48 will have on our financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management believes that the adoption of SFAS No. 157 will not have a material impact on the consolidated financial results of the Company.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108), which addresses how to quantify the effect of financial statement errors. The provisions of SAB 108 become effective as of the end of our 2007 fiscal year. We do not expect the adoption of SAB 108 to have a significant impact on our financial statements.

In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (FAS 159). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, "Accounting Changes" ("APB 20") and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS No. 154.

NOTE 5 RELATED PARTY TRANSACTIONS

On September 24, 2007, 5,000,000 shares of common stock were issued to Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for $500 cash.

NOTE 6: SUBSEQUENT EVENTS

On November 29, 2007 the Company entered into an exchange agreement with Imperia Entertainment, Inc. and certain stockholders of Imperia Entertainment, Inc.   Under the terms of the exchange the Company issued to the Imperia Entertainment, Inc. shareholders, 2,400,000 shares of common stock.   In exchange the shareholders issued to the Company 220,000 shares of convertible preferred shares, each convertible into 100,000 shares of  Imperia’s common stock.  Of the 2,400,000 shares issued, 1,000,000 were issued to Kenneth Eade, the Company’s President and a Director and 1,000,000 to George Ivakhnik, the Company’s Vice-President and a Director.

On January 1, 2008, the Company acquired 100% of Signature Entertainment, LLC, a limited liability company to be formed for the purposes of film distribution, and issued a “Confidential Private Placement Memorandum,” offering up to 25 units, each consisting of a 1% equity interest in Signature Entertainment, LLC, and 12,500 shares of company common stock, in order to fund the first three years operations of the new distribution company.  This private placement was abandoned.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Independent Film Development Corp.

Registrant

Date: July 21, 2008

By /S/ Jeff Ritchie

______________

Jeff Ritchie

CEO and Director